EXHIBIT 23(b)
                                                               -------------


                  CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
EMC Insurance Group Inc.:

     We consent to incorporation by reference in Registration Statement Nos. 2-93738, 33-49335, 33-49337, 33-49339, 333-45279 and 333-103722 on Forms S-8
and No. 33-34499 on Form S-3 of EMC Insurance Group Inc. of our report dated February 27, 2001, relating to the consolidated statements of income, comprehensive income, stockholders' equity and cash flows and related financial statement schedules of EMC Insurance Group Inc. and Subsidiaries as of December 31, 2000, which appears in the December 31, 2002 annual report on Form 10-K of EMC Insurance Group Inc.



                                       /s/ KPMG  LLP
                                       Des Moines, Iowa
                                       March 26, 2003